EF  A partnership of incorporated professionals

    An independently owned and operated member of Moore Stephens North America Inc., a member of Moore Stephens International Limited
    - members in principal cities throughout the world
MOORE STEPHENS ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada   V6J 1G1
Telephone:  (604) 737-8117  Facsimile: (604) 714-5916
www.ellisfoster.com




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the use in this Registration Statement of PortalToChina.com, Inc. on Form SB-2 of our report, which includes an explanatory paragraph regarding the substantial doubt about PortalToChina.com, Inc.'s ability to continue as a going concern, dated June 26, 2003, relating to the financial statements of PortalToChina.com, Inc. and to the reference to our firm under the caption "Experts" appearing in the Prospectus.



                                "MOORE STEPHENS ELLIS FOSTER LTD."
Vancouver, British Columbia             Chartered Accountants
Canada
November 14, 2003